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                                                                      EXHIBIT 21

                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

                                                      State or Jurisdiction
                  Subsidiary                          of Incorporation
                  ----------                          ----------------

RPS, Inc.                                             Delaware
     RPS, Ltd.                                        Wyoming
     RPS de Mexico, S.A. de C.V.                      Mexico
     Caliber Direct, Inc.                             Delaware
     Caliber Customer Support, Inc.                   Delaware
     Services Development Corporation                 Delaware
     Circle Investment Co.                            Delaware

Caliber Logistics, Inc.                               Ohio
     Caliber Logistics Healthcare, Inc.               Ohio
     Caliber Dedicated Transportation, Inc.           Delaware
     Caliber Intermodal, Inc.                         Delaware
     Caliber Logistics de Mexico, S.A. de C.V.        Mexico
     Caliber Logistics (Canada), Ltd.                 Ontario
     Caliber Logistics Europe, B.V.                   Netherlands

Roberts Express, Inc.                                 Ohio
     Roberts Express, B.V.                            Netherlands
     Roberts Express, GmbH                            Germany
     Roberts Express, SARL                            France
     Roberts Express, BEL                             Belgium
     Roberts Express, S.r.L.                          Italy
     Roberts Express, S.L.                            Spain
     Roberts Express, UK, Inc.                        Delaware
     North Coast Express, Inc.                        Ohio
     Roberts Air Freight, Inc.                        Ohio
     Autoquik, Inc.                                   Delaware
     Third Party Services, Inc.                       Delaware

Viking Freight, Inc.                                  California

Caliber System (Canada), Inc.                         Canada

Caliber Technology, Inc.                              Ohio

Triangle Investment Co.                               Delaware